Exhibit 99.1

SiriusXM Reports Second Quarter 2014 Results

•	Revenue Exceeds $1.0 Billion, Up 10% From Second Quarter of 2013
•	Net Income of $120 Million
•	Adjusted EBITDA Grows 31% to a Record $370 Million
•	Free Cash Flow Increases 42% to a Record $335 Million
•	Share Repurchases Exceed $1.6 Billion in 2014
•	2014 Financial Guidance Raised

NEW YORK – July 29, 2014 – SiriusXM announced second quarter 2014 financial and operating results, including revenue of $1.035 billion, up 10% from the second quarter 2013. Net income was $120 million, or $0.02 per diluted share, in the second quarter of 2014.

Adjusted net income climbed 60% to $131 million in the second quarter of 2014 from $82 million in the second quarter of 2013. Adjusted EBITDA for the second quarter of 2014 reached a record $370 million, up 31% from $283 million in the second quarter of 2013.

“SiriusXM once again posted outstanding results in the second quarter by adding 475,000 total net new subscribers, including 380,000 net new self-pay subscribers. We set new records for trial conversions to self-pay, adjusted EBITDA and adjusted EBITDA margin in the quarter, and we are raising our 2014 guidance for revenue, adjusted EBITDA, and free cash flow,” stated Jim Meyer, Chief Executive Officer, SiriusXM.

“Our extraordinary operating performance supported the buyback of over 350 million shares in the quarter, or approximately 6% of our outstanding stock. Perhaps more importantly, we improved our superior content by adding even more channels and shows created with major brands and personalities, such as Joel Osteen, NBC’s TODAY Show, and YouTube, and we expanded the range and depth of our commercial-free music programming with the introduction of three new channels in the categories of country, women’s pop, and dance,” added Meyer. “As the leader in audio entertainment, we never rest in searching for new content that our subscribers will love.”

Additional financial and operating highlights of the second quarter include:

•	Subscribers Exceed 26.3 Million. Net subscriber additions in the second quarter of 2014 were 475,472. The total paid subscriber base reached a record 26.3 million, up 5% from a year earlier. Self-pay net subscriber additions were 379,711, and the self-pay subscriber base reached a record high of 21.6 million, up 7% from the second quarter of 2013. Paid and unpaid trials combined to produce a total trial funnel of 7.3 million at the end of the second quarter of 2014, the largest in our history.

•	Adjusted EBITDA and Adjusted EBITDA Margin Highest Ever. Adjusted EBITDA climbed 31% from the second quarter of 2013 to a record quarterly amount of $370 million. The Company’s adjusted EBITDA margin reached a record 35.7% in the second quarter of 2014, up approximately 570 basis points from the second quarter of 2013.

•	Free Cash Flow Per Share Climbs 47%. Free cash flow in the second quarter of 2014 was $335 million, up 42% from $237 million in the second quarter of 2013. Free cash flow per diluted share was 5.4 cents in the second quarter of 2014, up 47% from 3.7 cents in the second quarter of 2013.

“Since we launched our capital return program in late 2012, we have returned approximately $3.75 billion to stockholders in less than two years,” noted David Frear, Chief Financial Officer, SiriusXM.

“On July 15th, our Board of Directors increased our cumulative share repurchase authorization to $6 billion. Total debt-to-adjusted EBITDA at the end of the second quarter 2014 was 3.5 times, and our $1.25 billion revolving credit was undrawn, leaving us ample liquidity to return capital to shareholders and pursue strategic opportunities as they arise,” added Frear.

2014 GUIDANCE

SiriusXM reaffirmed its previously issued 2014 guidance for net subscriber additions and increased its guidance for revenue, adjusted EBITDA, and free cash flow:

•	Net subscriber additions of approximately 1.25 million,
•	Revenue of approximately $4.1 billion,
•	Adjusted EBITDA of approximately $1.425 billion, and
•	Free cash flow of approximately $1.1 billion.

SECOND QUARTER 2014 RESULTS

SIRIUS XM HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except per share data)	2014	2013	2014	2013
Revenue:
Subscriber revenue	$878,160	$814,718	$1,729,596	$1,598,060
Advertising revenue	25,498	21,757	47,712	41,968
Equipment revenue	27,616	18,443	51,594	36,599
Other revenue	104,071	85,192	204,154	160,881
Total revenue	1,035,345	940,110	2,033,056	1,837,508
Operating expenses:
Cost of services:
Revenue share and royalties	200,221	155,859	395,632	304,390
Programming and content	69,570	70,381	144,440	144,991
Customer service and billing	90,092	80,290	181,161	160,684
Satellite and transmission	21,272	19,493	42,651	39,188
Cost of equipment	12,030	5,442	19,834	12,469
Subscriber acquisition costs	124,407	129,992	247,429	246,103
Sales and marketing	77,759	68,058	154,086	133,956
Engineering, design and development	15,630	15,052	31,541	29,894
General and administrative	72,582	60,392	148,825	116,732
Depreciation and amortization	67,204	67,415	135,471	134,433
Total operating expenses	750,767	672,374	1,501,070	1,322,840
Income from operations	284,578	267,736	531,986	514,668
Other income (expense):
Interest expense, net of amounts capitalized	(67,521)	(49,728)	(121,613)	(95,902)
Loss on extinguishment of debt and credit facilities, net	—	(16,377)	—	(16,377)
Interest and investment (loss) income	(1,066)	294	3,283	1,932
Loss on change in value of derivatives	(7,463)	—	(34,485)	—
Other (loss) income	(1,745)	256	(1,652)	502
Total other expense	(77,795)	(65,555)	(154,467)	(109,845)
Income before income taxes	206,783	202,181	377,519	404,823
Income tax expense	(86,822)	(76,659)	(163,570)	(155,699)
Net income	$119,961	$125,522	$213,949	$249,124
Foreign currency translation adjustment, net of tax	(40)	(109)	78	(281)
Total comprehensive income	$119,921	$125,413	$214,027	$248,843
Net income per common share:
Basic	$0.02	$0.02	$0.04	$0.04
Diluted	$0.02	$0.02	$0.04	$0.04
Weighted average common shares outstanding:
Basic	5,865,032	6,354,755	5,979,273	6,307,541
Diluted	6,210,078	6,447,517	6,054,771	6,526,698

SIRIUS XM HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of June 30,	As of December 31,
	2014	2013
(in thousands, except share and per share data)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$169,980	$134,805
Accounts receivable, net	109,117	103,937
Receivables from distributors	93,159	88,975
Inventory, net	21,555	13,863
Prepaid expenses	110,994	110,530
Related party current assets	4,937	9,145
Deferred tax asset	846,612	937,598
Other current assets	13,764	20,160
Total current assets	1,370,118	1,419,013
Property and equipment, net	1,549,881	1,594,574
Long-term restricted investments	5,718	5,718
Deferred financing fees, net	13,334	12,604
Intangible assets, net	2,672,118	2,700,062
Goodwill	2,203,409	2,204,553
Related party long-term assets	108	30,164
Long-term deferred tax asset	801,079	868,057
Other long-term assets	8,769	10,035
Total assets	$8,624,534	$8,844,780
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$560,591	$578,333
Accrued interest	55,028	42,085
Current portion of deferred revenue	1,635,901	1,586,611
Current portion of deferred credit on executory contracts	3,285	3,781
Current maturities of long-term debt	497,884	496,815
Current maturities of long-term related party debt	10,981	10,959
Related party current liabilities	4,961	20,320
Total current liabilities	2,768,631	2,738,904
Deferred revenue	144,717	149,026
Deferred credit on executory contracts	—	1,394
Long-term debt	4,115,429	3,093,821
Related party long-term liabilities	15,055	16,337
Other long-term liabilities	94,813	99,556
Total liabilities	7,138,645	6,099,038
Stockholders’ equity:
Preferred stock, undesignated, par value $0.001 (liquidation preference of $0.001 per share); 50,000,000 shares authorized and 0 shares issued and outstanding at June 30, 2014 and December 31, 2013	—	—
Common stock, par value $0.001; 9,000,000,000 shares authorized; 5,712,347,567 and 6,096,220,526 shares issued; 5,706,347,567 and 6,096,220,526 outstanding at June 30, 2014 and December 31, 2013, respectively	5,712	6,096
Accumulated other comprehensive loss, net of tax	(230)	(308)
Additional paid-in capital	7,221,372	8,674,129
Treasury stock, at cost; 6,000,000 and 0 shares of common stock at June 30, 2014 and December 31, 2013, respectively	(20,739)	—
Accumulated deficit	(5,720,226)	(5,934,175)
Total stockholders’ equity	1,485,889	2,745,742
Total liabilities and stockholders’ equity	$8,624,534	$8,844,780

SIRIUS XM HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended June 30,
(in thousands)	2014	2013
Cash flows from operating activities:
Net income	$213,949	$249,124
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	135,471	134,433
Non-cash interest expense, net of amortization of premium	10,779	10,932
Provision for doubtful accounts	21,287	20,153
Amortization of deferred income related to equity method investment	(1,388)	(1,388)
Loss on extinguishment of debt and credit facilities, net	—	16,377
Gain on unconsolidated entity investments, net	(966)	(1,382)
Dividend received from unconsolidated entity investment	8,554	13,217
Loss on disposal of assets	—	126
Loss on change in value of derivatives	34,485	—
Share-based payment expense	36,027	30,012
Deferred income taxes	157,965	159,191
Other non-cash purchase price adjustments	(1,890)	(137,889)
Changes in operating assets and liabilities:
Accounts receivable	(26,467)	(15,214)
Receivables from distributors	(4,184)	(6,863)
Inventory	(7,692)	8,649
Related party assets	2,388	205
Prepaid expenses and other current assets	(1,057)	(28,317)
Other long-term assets	1,238	1,353
Accounts payable and accrued expenses	(40,098)	(69,310)
Accrued interest	12,943	3,868
Deferred revenue	44,981	59,116
Related party liabilities	449	1,171
Other long-term liabilities	(4,702)	(5,543)
Net cash provided by operating activities	592,072	442,021

Cash flows from investing activities:
Additions to property and equipment	(58,417)	(62,980)
Acquisition of business, net of cash acquired	1,144	—
Return of capital from investment in unconsolidated entity	24,178	—
Net cash used in investing activities	(33,095)	(62,980)

Cash flows from financing activities:
Proceeds from exercise of stock options	260	21,658
Taxes paid in lieu of shares issued for stock-based compensation	(7,313)	—
Proceeds from long-term borrowings and revolving credit facility, net of costs	1,921,230	1,136,640
Payment of premiums on redemption of debt	—	(14,719)
Repayment of long-term borrowings and revolving credit facility	(905,815)	(283,180)
Common stock repurchased and retired	(1,532,164)	(1,108,616)
Net cash used in financing activities	(523,802)	(248,217)
Net increase in cash and cash equivalents	35,175	130,824
Cash and cash equivalents at beginning of period	134,805	520,945
Cash and cash equivalents at end of period	$169,980	$651,769

Key Operating Metrics

The following table contains our key operating metrics for the three and six months ended June 30, 2014 and 2013, respectively. Subscribers to our connected vehicle services are not included in our subscriber count:

	Unaudited
(in thousands, except subscriber, per subscriber and per installation amounts)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Self-pay subscribers	21,635,008	20,297,736	21,635,008	20,297,736
Paid promotional subscribers	4,666,573	4,771,252	4,666,573	4,771,252
Ending subscribers	26,301,581	25,068,988	26,301,581	25,068,988

Self-pay subscribers	379,711	423,076	553,191	727,462
Paid promotional subscribers	95,761	292,686	189,080	441,190
Net additions	475,472	715,762	742,271	1,168,652

Daily weighted average number of subscribers	26,005,691	24,651,268	25,805,030	24,331,646

Average self-pay monthly churn	1.8%	1.7%	1.9%	1.8%

New vehicle consumer conversion rate	42%	45%	42%	44%

ARPU	$12.36	$12.28	$12.27	$12.16
SAC, per installation	$33	$47	$34	$47
Customer service and billing expenses, per average subscriber	$1.05	$1.08	$1.07	$1.09
Free cash flow	$335,044	$236,560	$557,833	$379,041
Adjusted EBITDA	$370,437	$282,979	$705,220	$544,850

Glossary

Adjusted EBITDA - EBITDA is defined as net income before interest and investment income (loss); interest expense, net of amounts capitalized; income tax expense and depreciation and amortization. We adjust EBITDA to exclude the impact of other income and expense, loss on extinguishment of debt, loss on change in value of derivatives as well as certain other charges discussed below. This measure is one of the primary Non-GAAP financial measures on which we (i) evaluate the performance of our businesses, (ii) base our internal budgets and (iii) compensate management. Adjusted EBITDA is a Non-GAAP financial performance measure that excludes (if applicable): (i) certain adjustments as a result of the purchase price accounting for the merger of Sirius and XM, (ii) depreciation and amortization and (iii) share-based payment expense. The purchase price accounting adjustments include: (i) the elimination of deferred revenue associated with the investment in XM Canada, (ii) recognition of deferred subscriber revenues not recognized in purchase price accounting, and (iii) elimination of the benefit of deferred credits on executory contracts, which are primarily attributable to third party arrangements with an OEM and programming providers. We believe adjusted EBITDA is a useful measure of the underlying trend of our operating performance, which provides useful information about our business apart from the costs associated with our physical plant, capital structure and purchase price accounting. We believe investors find this Non-GAAP financial measure useful when analyzing our results and comparing our operating performance to the performance of other communications, entertainment and media companies. We believe investors use current and projected adjusted EBITDA to estimate our current and prospective enterprise value and to make investment decisions. Because we fund and build-out our satellite radio system through the periodic raising and expenditure of large amounts of capital, our results of operations reflect significant charges for depreciation expense. The exclusion of depreciation and amortization expense is useful given significant variation in depreciation and amortization expense that can result from the potential variations in estimated useful lives, all of which can vary widely across different industries or among companies within the same industry. We also believe the exclusion of share-based payment expense is useful given the significant variation in expense that can result from changes in the fair value as determined using the Black-Scholes-Merton model which varies based on assumptions used for the expected life, expected stock price volatility and risk-free interest rates.

Adjusted EBITDA has certain limitations in that it does not take into account the impact to our statements of comprehensive income of certain expenses, including share-based payment expense and certain purchase price accounting for the merger of Sirius and XM. We endeavor to compensate for the limitations of the Non-GAAP measure presented by also providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the Non-GAAP measure. Investors that wish to compare and evaluate our operating results after giving effect for these costs, should refer to net income as disclosed in our unaudited consolidated statements of comprehensive income. Since adjusted EBITDA is a Non-GAAP financial performance measure, our calculation of adjusted EBITDA may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP. The reconciliation of net income to the adjusted EBITDA is calculated as follows (in thousands):

	Unaudited
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013

Net income (GAAP):	$119,961	$125,522	$213,949	$249,124
Add back items excluded from Adjusted EBITDA:
Purchase price accounting adjustments:
Revenues	1,813	1,813	3,626	3,626
Operating expenses	(945)	(69,479)	(1,890)	(137,889)
Share-based payment expense (GAAP)	17,787	15,494	36,027	30,012
Depreciation and amortization (GAAP)	67,204	67,415	135,471	134,433
Interest expense, net of amounts capitalized (GAAP)	67,521	49,728	121,613	95,902
Loss on extinguishment of debt and credit facilities, net (GAAP)	—	16,377	—	16,377
Interest and investment loss (income) (GAAP)	1,066	(294)	(3,283)	(1,932)
Loss on change in value of derivatives (GAAP)	7,463	—	34,485	—
Other loss (income) (GAAP)	1,745	(256)	1,652	(502)
Income tax expense (GAAP)	86,822	76,659	163,570	155,699
Adjusted EBITDA	$370,437	$282,979	$705,220	$544,850

Adjusted Net Income - We define this Non-GAAP financial measure as our actual net income adjusted to exclude the impact of certain purchase price accounting adjustments and the loss on change in value of derivatives, net of income tax expense. The following table reconciles our actual income before income taxes to our adjusted net income for the three and six months ended June 30, 2014 and 2013 (in thousands):

	Unaudited
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013

Income before income taxes (GAAP):	$206,783	$202,181	$377,519	$404,823
Add back items excluded from adjusted net income:
Purchase price accounting adjustments:
Revenues	1,813	1,813	3,626	3,626
Operating expenses	(945)	(69,479)	(1,890)	(137,889)
Loss on change in value of derivatives (GAAP)	7,463	—	34,485	—
Adjusted income before income taxes	$215,114	$134,515	$413,740	$270,560
Allocable income tax expense	(83,679)	(52,461)	(160,945)	(105,518)
Adjusted net income	$131,435	$82,054	$252,795	$165,042

Adjusted Revenues and Operating Expenses - We define this Non-GAAP financial measure as our actual revenues and operating expenses adjusted to exclude the impact of certain purchase price accounting adjustments from the merger of Sirius and XM and share-based payment expense. We use this Non-GAAP financial measure to manage our business, to set operational goals and as a basis for determining performance-based compensation for our employees. The following tables reconcile our actual revenues and operating expenses to our adjusted revenues and operating expenses for the three and six months ended June 30, 2014 and 2013:

	Unaudited For the Three Months Ended June 30, 2014
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$878,160	$—	$—	$878,160
Advertising revenue	25,498	—	—	25,498
Equipment revenue	27,616	—	—	27,616
Other revenue	104,071	1,813	—	105,884
Total revenue	$1,035,345	$1,813	$—	$1,037,158
Operating expenses
Cost of services:
Revenue share and royalties	$200,221	$—	$—	$200,221
Programming and content	69,570	945	(2,254)	68,261
Customer service and billing	90,092	—	(587)	89,505
Satellite and transmission	21,272	—	(956)	20,316
Cost of equipment	12,030	—	—	12,030
Subscriber acquisition costs	124,407	—	—	124,407
Sales and marketing	77,759	—	(3,407)	74,352
Engineering, design and development	15,630	—	(1,937)	13,693
General and administrative	72,582	—	(8,646)	63,936
Depreciation and amortization (a)	67,204	—	—	67,204
Share-based payment expense	—	—	17,787	17,787
Total operating expenses	$750,767	$945	$—	$751,712

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the three months ended June 30, 2014 was $10,000.

	Unaudited For the Three Months Ended June 30, 2013
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$814,718	$—	$—	$814,718
Advertising revenue	21,757	—	—	21,757
Equipment revenue	18,443	—	—	18,443
Other revenue	85,192	1,813	—	87,005
Total revenue	$940,110	$1,813	$—	$941,923
Operating expenses
Cost of services:
Revenue share and royalties	$155,859	$40,831	$—	$196,690
Programming and content	70,381	2,478	(1,639)	71,220
Customer service and billing	80,290	—	(511)	79,779
Satellite and transmission	19,493	—	(827)	18,666
Cost of equipment	5,442	—	—	5,442
Subscriber acquisition costs	129,992	22,017	—	152,009
Sales and marketing	68,058	4,153	(3,182)	69,029
Engineering, design and development	15,052	—	(1,634)	13,418
General and administrative	60,392	—	(7,701)	52,691
Depreciation and amortization (a)	67,415	—	—	67,415
Share-based payment expense	—	—	15,494	15,494
Total operating expenses	$672,374	$69,479	$—	$741,853

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the three months ended June 30, 2013 was $12,000.

	Unaudited For the Six Months Ended June 30, 2014
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$1,729,596	$—	$—	$1,729,596
Advertising revenue	47,712	—	—	47,712
Equipment revenue	51,594	—	—	51,594
Other revenue	204,154	3,626	—	207,780
Total revenue	$2,033,056	$3,626	$—	$2,036,682
Operating expenses
Cost of services:
Revenue share and royalties	$395,632	$—	$—	$395,632
Programming and content	144,440	1,890	(4,469)	141,861
Customer service and billing	181,161	—	(1,164)	179,997
Satellite and transmission	42,651	—	(1,902)	40,749
Cost of equipment	19,834	—	—	19,834
Subscriber acquisition costs	247,429	—	—	247,429
Sales and marketing	154,086	—	(6,973)	147,113
Engineering, design and development	31,541	—	(3,863)	27,678
General and administrative	148,825	—	(17,656)	131,169
Depreciation and amortization (a)	135,471	—	—	135,471
Share-based payment expense	—	—	36,027	36,027
Total operating expenses	$1,501,070	$1,890	$—	$1,502,960

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the six months ended June 30, 2014 was $20,000.

	Unaudited For the Six Months Ended June 30, 2013
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$1,598,060	$—	$—	$1,598,060
Advertising revenue	41,968	—	—	41,968
Equipment revenue	36,599	—	—	36,599
Other revenue	160,881	3,626	—	164,507
Total revenue	$1,837,508	$3,626	$—	$1,841,134
Operating expenses
Cost of services:
Revenue share and royalties	$304,390	$80,592	$—	$384,982
Programming and content	144,991	4,956	(3,281)	146,666
Customer service and billing	160,684	—	(981)	159,703
Satellite and transmission	39,188	—	(1,677)	37,511
Cost of equipment	12,469	—	—	12,469
Subscriber acquisition costs	246,103	44,022	—	290,125
Sales and marketing	133,956	8,319	(6,243)	136,032
Engineering, design and development	29,894	—	(3,281)	26,613
General and administrative	116,732	—	(14,549)	102,183
Depreciation and amortization (a)	134,433	—	—	134,433
Share-based payment expense	—	—	30,012	30,012
Total operating expenses	$1,322,840	$137,889	$—	$1,460,729

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the six months ended June 30, 2013 was $25,000.

ARPU - is derived from total earned subscriber revenue, advertising revenue and other subscription-related revenue, excluding revenue associated with our connected vehicle business, net of purchase price accounting adjustments, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. Other subscription-related revenue includes the U.S. Music Royalty Fee. ARPU is calculated as follows (in thousands, except for subscriber and per subscriber amounts):

	Unaudited
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Subscriber revenue, excluding connected vehicle (GAAP)	$855,846	$814,718	$1,688,649	$1,598,060
Add: advertising revenue (GAAP)	25,498	21,757	47,712	41,968
Add: other subscription-related revenue (GAAP)	82,990	71,648	163,758	135,785
	$964,334	$908,123	$1,900,119	$1,775,813

Daily weighted average number of subscribers	26,005,691	24,651,268	25,805,030	24,331,646

ARPU	$12.36	$12.28	$12.27	$12.16

Average self-pay monthly churn - is defined as the monthly average of self-pay deactivations for the period divided by the average number of self-pay subscribers for the period.

Customer service and billing expenses, per average subscriber - is derived from total customer service and billing expenses, excluding connected vehicle customer service and billing expenses and share-based payment expense, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. We believe the exclusion of share-based payment expense in our calculation of customer service and billing expenses, per average subscriber, is useful given the significant variation in expense that can result from changes in the fair market value of our common stock, the effect of which is unrelated to the operational conditions that give rise to variations in the components of our customer service and billing expenses. Customer service and billing expenses, per average subscriber, is calculated as follows (in thousands, except for subscriber and per subscriber amounts):

	Unaudited
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Customer service and billing expenses, excluding connected vehicle (GAAP)	$82,705	$80,290	$166,809	$160,684
Less: share-based payment expense (GAAP)	(587)	(511)	(1,164)	(981)
	$82,118	$79,779	$165,645	$159,703

Daily weighted average number of subscribers	26,005,691	24,651,268	25,805,030	24,331,646

Customer service and billing expenses, per average subscriber	$1.05	$1.08	$1.07	$1.09

Free cash flow - is derived from cash flow provided by operating activities, capital expenditures and restricted and other investment activity. The calculation for free cash flow and free cash flow per diluted share are as follows (in thousands, except per share data):

	Unaudited
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Cash Flow information
Net cash provided by operating activities	$340,682	$273,106	$592,072	$442,021
Net cash used in investing activities	$(5,638)	$(36,546)	$(33,095)	$(62,980)
Net cash used in financing activities	$(286,235)	$208,482	$(523,802)	$(248,217)
Free Cash Flow
Net cash provided by operating activities	$340,682	$273,106	$592,072	$442,021
Additions to property and equipment	(29,816)	(36,546)	(58,417)	(62,980)
Return of capital from investment in unconsolidated entity	24,178	—	24,178	—
Free cash flow	$335,044	$236,560	$557,833	$379,041

Diluted weighted average common shares outstanding	6,210,078	6,447,517	6,054,771	6,526,698

Free cash flow per diluted share	$0.05	$0.04	$0.09	$0.06

New vehicle consumer conversion rate - is defined as the percentage of owners and lessees of new vehicles that receive our satellite radio service and convert to become self-paying subscribers after the initial promotion period. At the time satellite radio enabled vehicles are sold or leased, the owners or lessees generally receive trial subscriptions ranging from three to twelve months. We measure conversion rate three months after the period in which the trial service ends. The metric excludes rental and fleet vehicles.

Subscriber acquisition cost, per installation - or SAC, per installation, is derived from subscriber acquisition costs and margins from the sale of radios and accessories, excluding purchase price accounting adjustments, divided by the number of satellite radio installations in new vehicles and shipments of aftermarket radios for the period. Purchase price accounting adjustments associated with the merger of Sirius and XM include the elimination of the benefit of amortization of deferred credits on executory contracts recognized at the merger date attributable to an OEM. SAC, per installation, is calculated as follows (in thousands, except for installation amounts):

	Unaudited
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Subscriber acquisition costs (GAAP)	$124,407	$129,992	$247,429	$246,103
Less: margin from direct sales of radios and accessories (GAAP)	(15,586)	(13,001)	(31,760)	(24,130)
Add: purchase price accounting adjustments	—	22,017	—	44,022
	$108,821	$139,008	$215,669	$265,995

Installations	3,279,564	2,973,267	6,358,074	5,684,160

SAC, per installation	$33	$47	$34	$47

###

Second quarter 2014 financial information about Sirius XM Radio Inc. will be posted to our website at investor.siriusxm.com. Sirius XM Radio Inc. is furnishing this information in order to comply with the reporting obligations in the indentures governing its outstanding notes.

About SiriusXM

Sirius XM Holdings Inc. (NASDAQ: SIRI) is the world’s largest radio broadcaster measured by revenue and has 26.3 million subscribers. SiriusXM creates and broadcasts commercial-free music; premier sports talk and live events; comedy; news; exclusive talk and entertainment; and the most comprehensive Latin music, sports and talk programming in radio. SiriusXM is available in vehicles from every major car company in the U.S. and from retailers nationwide as well as at shop.siriusxm.com. SiriusXM programming is available through the SiriusXM Internet Radio App for smartphones and other connected devices as well as online at siriusxm.com. SiriusXM also provides premium traffic, weather, data and information services for subscribers in cars, trucks, RVs, boats and aircraft through SiriusXM Traffic™, SiriusXM Travel Link, NavTraffic®, NavWeather™, SiriusXM Aviation, SiriusXM Marine™, Sirius Marine Weather, XMWX Aviation™, and XMWX Marine™. SiriusXM holds a minority interest in SiriusXM Canada which has more than 2 million subscribers.

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This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning.  Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control.  Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:  our competitive position versus other radio and audio entertainment providers; our ability to attract and retain subscribers, which is uncertain; our dependence upon the auto industry; general economic conditions; failure of our satellites, which, in most cases, are not insured; the interruption or failure of our information and communications systems; the security of the personal information about our customers; royalties we pay for music rights, which increase over time; the unfavorable outcome of pending or future litigation; our failure to realize benefits of acquisitions; rapid technological and industry change; failure of third parties to perform; changes in consumer protection laws and their enforcement; failure to comply with FCC requirements and other government regulations; and our indebtedness.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K for the year ended December 31, 2013, which is filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov).  The information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

E-SIRI

Contact Information for Investors and Financial Media:

Investors:

Hooper Stevens

212 901 6718

hooper.stevens@siriusxm.com

Media:

Patrick Reilly

212 901 6646

patrick.reilly@siriusxm.com